Exhibit 10.3

AMENDMENT TO SUBLEASE AGREEMENT (“AGREEMENT”) ENTERED INTO OCTOBER 1, 2014 BY AND BETWEEN ENTEST BIOMEDICAL, INC. ( “SUBLESSOR”) AND REGEN BIOPHARMA,INC (“SUBTENANT”)

IT is agreed by the parties as follows:

Section 4 of the Agreement shall be and read:

4. The rent payable to the sublessor by the subtenant is equal to Five Thousand Dollars per month ($5,000) is to be paid in at such time specified in accordance with the original lease agreement between the sublessor and the lessor.

Section 5 of the Agreement shall be and read:

5. All charges for utilities connected with premises which are to be paid by the sublessor under the master lease shall be paid by the subtenant for the term of this sublease to the extent that such charges exceed the difference between the rent payable to the lessor by the sublessor under the master lease and the rent payable to the sublessor by the subtenant hall be paid by the subtenant for the term of this sublease.

These amendments are retroactive to January 1, 2015.

The parties hereby bind themselves to this agreement by their signatures affixed below on this Twentieth Day of January, 2015.

Entest Biomedical, Inc.	Regen Biopharma, Inc.

By: /s/ David Koos	By: /s/ David Koos
President	President